Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Adverum Biotechnologies, Inc. 2024 Equity Incentive Award Plan of Adverum Biotechnologies, Inc. of our report dated March 18, 2024, with respect to the consolidated financial statements of Adverum Biotechnologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

June 28, 2024